Exhibit 1.1

GENESIS ENERGY, L.P.

Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of up to

$400,000,000

EQUITY DISTRIBUTION AGREEMENT

June 27, 2016

RBC Capital Markets, LLC 200 Vesey Street Three World Financial Center New York, New York 10281	BNP Paribas Securities Corp. 787 Seventh Avenue New York, New York 10019

Capital One Securities, Inc. 1000 Louisiana St., Suite 2950 Houston, Texas 77002	Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005

DNB Markets, Inc. 200 Park Avenue, 31st Floor New York, New York 10166	Fifth Third Securities, Inc. 38 Fountain Square Plaza Cincinnati, Ohio 45263

Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281	SMBC Nikko Securities America, Inc. 277 Park Avenue, 5th Floor New York, New York 10172

Ladies and Gentlemen:

This is to confirm the agreement (this “Agreement”) among Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), RBC Capital Markets, LLC, BNP Paribas Securities Corp., Capital One Securities, Inc., Deutsche Bank Securities Inc., DNB Markets, Inc., Fifth Third Securities, Inc., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc. (each, a “Manager” and together with any Additional Managers (as defined below), collectively, the “Managers”) as set forth herein.

The Partnership may also add additional managers as a party hereto from time to time, in the Partnership’s sole discretion, by having such manager or managers execute and deliver to the Partnership and the then-current Managers a joinder to this Agreement, pursuant to which such manager shall agree to be bound by this Agreement as a party hereto in the capacity of a “Manager” and include its contact information therein for purposes of Section 10 (each an “Additional Manager”).

Section 1. Description of Securities. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, Common Units—Class A representing limited partner interests in the Partnership (the “Common Units”) having an aggregate offering price of up to $400,000,000 (the “Units”) from time to time during the term of this Agreement and on the terms set forth in Section 3. For purposes of selling the Units through the Managers, the Partnership hereby appoints the Managers as exclusive agents of the Partnership for the purpose of soliciting purchases of the Units from the Partnership pursuant to this Agreement and each Manager agrees to use its reasonable efforts to solicit purchases of the Units on the terms and subject to the conditions stated herein. Subject to the terms of this Agreement, the Partnership hereby reserves the right to issue and sell Common Units other than through or to the Managers during the term of this Agreement on terms that it deems appropriate. The Partnership agrees that, whenever it determines to sell any portion of the Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance satisfactory to the Partnership and such Manager, relating to such sale in accordance with Section 3.

Section 2. Representations and Warranties of the Partnership. The Partnership represents and warrants to and agrees with each of the Managers as of the date of this Agreement and at each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement that:

(a) The Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations adopted by the Commission thereunder (the “Rules and Regulations”), a registration statement on Form S-3 (File No. 333-195858), including a prospectus, relating to the Units, and such registration statement has become effective. As used in this Agreement:

(i) “Registration Statement” means the registration statement referred to in Section 2(a), as amended to the date of this Agreement, including (1) financial statements, exhibits and Incorporated Documents (as hereinafter defined), (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C of the Rules and Regulations, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to each Manager, and (3) any registration statement filed to register the offer and sale of the Units pursuant to Rule 462(b) of the Rules and Regulations, and includes any new registration statement, post-effective amendment to such registration statement or new shelf registration statement as may have been filed pursuant to Section 4(f) of this Agreement.

(ii) “Basic Prospectus” means the prospectus dated August 6, 2014 filed as part of the Registration Statement, unless a new registration statement has been filed under Section 4(f) of this Agreement and become effective, in which case the “Basic Prospectus” shall be the final prospectus first filed with the Commission and included in such registration statement at the time it was declared effective.

(iii) “Prospectus Supplement” means, except with respect to Section 7, the most recent prospectus supplement relating to the Units filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

(iv) “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement setting forth the terms of the offering, sale and plan of distribution of the Units and containing or incorporating therein by reference additional information concerning the Partnership and its business.

Any reference herein to the Registration Statement, the Basic Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to include all documents incorporated, or deemed to be incorporated, therein by reference pursuant to the requirements of Item 12 of Form S-3 under the Securities Act (the “Incorporated Documents”), including, unless the context otherwise requires, documents of the types specified in such Item 12 and filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). For purposes of this Agreement, all references to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), which EDGAR copy is substantially identical to the other copies of such material, except to the extent permitted by Regulation S-T. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b) (i) The Registration Statement, at the time it originally became effective, as of the date of this Agreement, as of the time of each sale of Units pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date (as defined in Section 3(a)(vi) below) and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules and Regulations or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with any sale of Units, conformed or will conform, in all material respects, with the applicable requirements of the Securities Act and the Rules and Regulations; (ii) the Incorporated Documents, when they were or are filed with the Commission, conformed or will conform as of their respective dates in all material respects with the applicable requirements of the Exchange Act; and (iii) the Prospectus will conform, as of the date that each Prospectus Supplement is filed with the Commission, at each Time of Sale, on each Settlement Date, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules and Regulations or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act).

(c) (i) Each part of the Registration Statement and any amendment thereto, at the time it became effective, at each Time of Sale, on each related Settlement Date and at the time a prospectus relating to the Units is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules and Regulations or through compliance with Rule 172 of the Rules and Regulations or any similar rule), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated

therein or necessary to make the statements therein not misleading; (ii) the Registration Statement meets, and the offering and sale of the Units as contemplated hereby complies with, the requirements of Rule 415 of the Rules and Regulations; (iii) the Prospectus and any amendment or supplement thereto, at the time it was filed or will be filed with the Commission pursuant to Rule 424 of the Rules and Regulations, did not and will not contain an untrue statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at each Time of Sale, on each related Settlement Date and at the time a prospectus relating to the Units is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules and Regulations or through compliance with Rule 172 of the Rules and Regulations or any similar rule), the Prospectus, as then amended or supplemented, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty with respect to any statement contained in the Registration Statement, the Prospectus, or any Incorporated Document in reliance upon and in conformity with information concerning a Manager and furnished in writing by or on behalf of such Manager, expressly for use in the Registration Statement, the Prospectus, or Incorporated Document.

(d) No stop order of the Commission preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, or the Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings or examination for such purpose have been instituted or, to the Partnership’s knowledge, are contemplated by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.

(e) For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Securities Act.

(f) Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, and from and after the execution of this Agreement, the Partnership will not, directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement; the Partnership has not, directly or indirectly, prepared, used or referred to any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act), with respect to the Units.

(g) In accordance with Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Units are registered with the Commission on Form S-3 under the Securities Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992.

(h) (i) As of the date of this Agreement, the issued and outstanding limited partner interests of the Partnership consist of 109,939,221 Common Units and 39,997 Common Units—Class B (“Class B Units”). The only issued and outstanding general partner interests of the Partnership are the interests of Genesis Energy, LLC, a Delaware limited liability company (the “General Partner”), described in the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 28, 2010, as amended from time to time (the “Partnership Agreement”). The Partnership has or will have an authorized and outstanding capitalization as described in the Prospectus (as amended or supplemented, including by the Partnership’s quarterly report on Form 10-Q or annual report on Form 10-K, as applicable) at the indicated date, and except as otherwise contained in the Prospectus (as then amended or supplemented), there has been no material change in such information since the filing of the Prospectus (or such amendment or supplement thereto) (subject to: (i) the issuance of Common Units upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto) and the Prospectus (as amended or supplemented); (ii) the issuance of employee unit or stock options, phantom units or dividend equivalent rights pursuant to benefits plans described in the Registration Statement (excluding the exhibits thereto) and the Prospectus (as amended or supplemented); (iii) the deemed issuance by the Partnership of Common Units under Section 16 of the Exchange Act upon the cash settlement of phantom units or stock appreciation rights; and (iv) the issuance of Common Units upon conversion of any Class B Units). All of the outstanding Common Units and Class B Units have been duly authorized and validly issued in accordance with applicable Law (as defined below) and the Partnership Agreement and are fully paid (to the extent required by applicable Law and under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)). As used herein, “Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law or regulation.

(ii) Other than as described in the Prospectus (as amended or supplemented) or the Genesis Energy, Inc. 2007 Long-Term Incentive Plan and the Genesis Energy, L.P. 2010 Long-Term Incentive Plan, the Partnership has no equity compensation plans that contemplate the issuance of Common Units or any other class of equity (or securities convertible into or exchangeable for Common Units or any other class of equity). Except as described in the Prospectus (as amended or supplemented), the Partnership has no outstanding indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the unitholders of the Partnership (within the meaning of the Partnership Agreement, the “Unitholders”) may vote. Except as set forth in the first sentence of this Section 2(h)(ii) or as disclosed in the Prospectus (as amended or supplemented), there are no outstanding or authorized (A) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, claims or commitments of any character obligating the Partnership or any of its Subsidiaries to issue, transfer or sell any partnership interests or other equity interests in the Partnership or any of its Subsidiaries or securities convertible into or exchangeable for such partnership interests or other equity interests, (B) obligations of the Partnership or any of its Subsidiaries to repurchase, redeem or otherwise acquire any partnership interests or other equity interests in the Partnership or any of its Subsidiaries or any such securities or agreements listed in clause (A) of this Section 2(h)(ii) or (C) voting trusts or similar agreements to which the Partnership or any of its Subsidiaries is a party with respect to the voting of the equity interests in the Partnership or any of its Subsidiaries.

(iii) The Partnership, directly or indirectly, owns (A) 100% of the partnership interests in Genesis Crude Oil, L.P., a Delaware limited partnership (“Genesis Crude Oil”), and (B) as of the date of this Agreement, (1) 100% of the limited partnership interests in each of Genesis Pipeline Texas, L.P., a Delaware limited partnership, Genesis Pipeline USA, L.P., a Delaware limited partnership, Genesis CO2 Pipeline, L.P., a Delaware limited partnership, Genesis Natural Gas Pipeline, L.P., a Delaware limited partnership, and Genesis Syngas Investments, L.P., a Delaware limited partnership (the “Limited Partnership Subsidiaries”) (including as of the date of this Agreement, the General Partner’s ownership of 0.01% of the partnership interests in each Limited Partnership Subsidiary), (2) 100% of the equity interests in each other Subsidiary (as defined below) not listed in clauses (A) or (B)(1) of this Section 2(h)(iii), (3) 50% of the partnership interests in T&P Syngas Supply Company, a Delaware general partnership (“T&P Syngas”), (4) 50% of the outstanding limited liability company interests of Sandhill Group, LLC, a Mississippi limited liability company (“Sandhill”), (5) 64% of the equity interests in Poseidon Oil Pipeline Company, L.L.C., a Delaware limited liability company (“Poseidon”), (6) 29% of the equity interests in Odyssey Pipeline L.L.C., a Delaware limited liability company (“Odyssey”), (7) 50% of the equity interests in Deepwater Gateway, L.L.C., a Delaware limited liability company (“Deepwater Gateway”), (8) 80% of the equity interests in Independence Hub, LLC, a Delaware limited liability company (“Independence Hub”), and (9) 25.67% of the equity interests in Neptune Pipeline Company, L.L.C., a Delaware limited liability company (“Neptune”) (which as of the date of this Agreement owns 100% of the equity interests in each of Nautilus Pipeline Company, L.L.C., a Delaware limited liability company (“Nautilus”), and Manta Ray Offshore Gathering Company, L.L.C., a Delaware limited liability company (“Manta Ray Offshore”) (which as of the date of this Agreement owns 50% of the equity interests in Atlantis Offshore, LLC, a Delaware limited liability company (“Atlantis”))). The ownership interests of each of the Partnership’s Subsidiaries and the Partnership’s ownership interests in T&P Syngas, Sandhill, Poseidon, Odyssey, Deepwater Gateway, Neptune, Manta Ray Offshore, Nautilus, Atlantis, Independence Hub and each other Joint Venture (as defined below) when such representation is made (or deemed made) have been duly authorized and validly issued and are or will be, as the case may be, fully paid (to the extent required by applicable Law and the organizational documents of the Partnership’s Subsidiaries, T&P Syngas, Sandhill, Poseidon, Odyssey, Deepwater Gateway, Neptune, Manta Ray Offshore, Nautilus, Atlantis or such other Joint Venture, as applicable) and non-assessable (except as non-assessability may be affected by the Delaware Revised Uniform Partnership Act, Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act or any analogous statute in the jurisdiction of formation of any Subsidiary and Sandhill or other applicable Joint Ventures, or the organizational documents of the Partnership’s Subsidiaries, T&P Syngas, Sandhill, Poseidon, Odyssey, Deepwater Gateway, Neptune, Manta Ray Offshore, Nautilus, Atlantis or such other Joint Venture, as applicable) and free of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under (i) the Partnership’s or the Partnership’s Subsidiaries’ indentures (or supplements thereto) or credit facilities filed as exhibits to the Partnership SEC Documents (as defined below) (“SEC Debt Instruments”), (ii) that certain Revolving Credit Agreement, dated as of February 27, 2015, by and among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Issuing Bank and Swingline Lender, DNB Markets, Inc., MUFG Union Bank, N.A. and Mizuho Bank, Ltd., as Co-Syndication Agents, Sumitomo Mitsui Banking Corporation, as Documentation Agent and each of the lenders party thereto (as amended, modified, supplemented or restated from time to time, the “Poseidon Credit Agreement”), or (iii) any other indenture (or supplement thereto) or credit facilities to which a Joint Venture is a party or to which its assets are subject (“JV Facilities” and, together with the SEC Debt Instruments and the Poseidon Credit Agreement, the “Debt Instruments”)) and preemptive rights, with no personal liability attaching to the ownership thereof, and except for T&P Syngas, Sandhill, Poseidon, Odyssey, Deepwater Gateway, Independence Hub, Neptune, Manta Ray Offshore, Nautilus, and Atlantis, as described in the Prospectus (as amended or supplemented) or as provided in a written notice to the Managers prior to such time, neither the Partnership nor any of its Subsidiaries owns, directly or indirectly, any shares of capital stock or other securities of, or interest in, any other person or entity (other than another Subsidiary) or is obligated to make any capital contribution to or other investment in any other person or entity. As of the date of this Agreement, Schedule A attached hereto contains a complete and accurate list of all of the Partnership’s “significant subsidiaries” (as defined in Rule 405 under the Securities Act). As used in this Agreement, “Lien” means any interest in Property (as defined below) securing an obligation owed to, or a claim by, a person or entity other than the owner of such Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; provided, however, that the term “Lien” shall not include a security interest in the equity interest in a joint venture that is required to be pledged under such joint venture’s organizational documents to the other equity holders of such joint venture. As used herein, “Subsidiary” means, as to any person or entity, any corporation, partnership, limited liability company or other entity controlled by such person or entity directly or indirectly through one or more intermediaries. For purposes of this definition, “control” of a person or entity means the power to direct or cause the direction of the management and policies of such person or entity, whether by contract or otherwise (notwithstanding the above, for purposes of this definition and this Agreement, (i) T&P Syngas, Sandhill, Poseidon, Odyssey, Deepwater Gateway, Neptune, Manta Ray Offshore, Independence Hub, Nautilus and Atlantis shall not be Subsidiaries until such time as all of the equity interests therein (other than director’s qualifying shares, as may be required by Law) are owned by the Partnership, either directly or indirectly through one or more wholly owned Subsidiaries and (ii) no entity whose equity interests are held, directly or indirectly by the Partnership, shall be deemed a Subsidiary until such time as all of the equity interests therein (other than director’s qualifying shares, as may be required by Law) are owned by the Partnership, either directly or indirectly through one or more wholly owned Subsidiaries). “Joint Venture” means any entity whose equity is owned directly or indirectly by the Partnership but is not deemed a Subsidiary.

(iv) The General Partner is the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership and in Genesis Crude Oil. Such general partner interests have been duly authorized and validly issued in accordance with applicable Law, the Partnership Agreement and the partnership agreement of Genesis Crude Oil and are fully paid (to the extent required by applicable Law and under the Partnership Agreement and the partnership agreement of Genesis Crude Oil) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). As of the date of this Agreement, the General Partner is the sole general partner of each Limited Partnership Subsidiary and a non-economic general partner in each Limited Partnership Subsidiary. So long as each Limited Partnership Subsidiary is a Subsidiary of the Partnership, such general partner interests owned by the General Partner, the Partnership or a Subsidiary of the Partnership have been duly authorized and validly issued in accordance with applicable Law and the partnership agreement of such Limited Partnership Subsidiary, are fully paid (to the extent required by applicable Law and under the partnership agreement of such Limited Partnership Subsidiary) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(v) The offer and sale of the Units and the limited partner interests represented thereby have been duly authorized by the Partnership pursuant to the Partnership Agreement and, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by applicable Law and the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free and clear of all Liens and restrictions on transfer other than those restrictions on transfer in the Partnership Agreement and applicable state and federal securities Laws and other such Liens as are created by the Managers.

(vi) The Units will be issued in compliance with all applicable rules of the Partnership’s primary securities exchange or market (the “Primary Stock Exchange”), which is the New York Stock Exchange as of the date of this Agreement.

(vii) The Partnership’s currently outstanding Common Units are listed on the Primary Stock Exchange and the Partnership has not received any notice of delisting.

(viii) The Units shall have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the Partnership Agreement. A true and correct copy of the Partnership Agreement, as amended through the date of this Agreement, has been filed by the Partnership with the Commission.

(i) The Partnership: (i) is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware, (ii) has all requisite limited partnership power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own any interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible (such interests, collectively, the “Properties”) and carry on its business as its business is now being conducted as described in the Prospectus (as amended or supplemented), except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Partnership Material Adverse Effect (as defined below), and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualifications necessary, except where failure so to qualify would not reasonably be expected to have a Partnership Material Adverse Effect. As used herein, the term “Partnership Material Adverse Effect” means any material adverse effect on the financial condition, business, operations, properties, results of operations or prospects of the Partnership and its Subsidiaries, taken as a whole.

(j) The Partnership has all necessary limited partnership power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; the execution, delivery and performance by the Partnership of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on its part; and this Agreement constitutes the legal, valid and binding obligation of the Partnership, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity. No approval by the Unitholders is required in connection with the Partnership’s issuance and sale of the Units.

(k) Neither the Partnership nor any of its Subsidiaries is in violation of any judgment, decree or order or any Law applicable to the Partnership or its Subsidiaries, except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect. The Partnership and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Partnership Material Adverse Effect, and neither the Partnership nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not have, individually or in the aggregate, a Partnership Material Adverse Effect. Neither the Partnership nor any of its Subsidiaries, nor any director, officer, agent, employee, affiliate or other person acting on behalf of the Partnership or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Partnership or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(l) The execution, delivery and performance by the Partnership of this Agreement and all other agreements and instruments in connection with the transactions contemplated by this Agreement, and compliance by the Partnership with the terms and provisions hereof, do not and will not (i) violate any provision of any Law, governmental permit, determination or award having applicability to the Partnership or any of its Subsidiaries or any of their respective Properties, (ii) conflict with or result in a violation of any provision of the Certificate of Limited Partnership of the Partnership, as amended, or the Partnership Agreement or any organizational documents of any of the Partnership’s Subsidiaries, (iii) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (A) any note, bond, mortgage, license, or loan or credit agreement to which the Partnership or any of its Subsidiaries is a party or by which the Partnership or any of its Subsidiaries or any of their respective Properties may be bound or (B) any other agreement, instrument or obligation, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Partnership or any of its Subsidiaries, except in the cases of clauses (i), (iii) and (iv) where such violation, consent, approval or notice has been obtained or where such violation, breach, default (or right of termination, acceleration or cancellation), failure to receive consent or approval or to provide notice, or Lien, in each case with respect to the foregoing provisions of this Section 2(l), would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

(m) The Partnership has timely filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed prior to, on or after the date of this Agreement, but specifically excluding any documents “furnished,” collectively, the “Partnership SEC Documents”). The Partnership SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Partnership Financial Statements”), at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed Partnership SEC Document): (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto; provided, however, that the Partnership makes no representation or warranty in this Section 2(m) with respect to any statement contained in any Partnership SEC Document in reliance upon and in conformity with information concerning a Manager and furnished in writing by or on behalf of such Manager, expressly for use in such Partnership SEC Document. The Partnership Financial Statements were prepared in accordance with generally accepted accounting principles of the United States of America in effect from time to time (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and status of the business of the Partnership as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. As of the date of this Agreement, Deloitte & Touche LLP (or, after the date of this Agreement, such accounting firm or any other independent accountant(s), in each case, if such accounting firm’s report is included or incorporated by reference in the Prospectus, as amended or supplemented) (the “Partnership Accounting Firm”), is an independent registered public accounting firm with respect to the Partnership as required by the Securities Act and the Public Company Accounting Oversight Board. The Partnership Accounting Firm has not resigned or been dismissed as independent public accountants of the Partnership as a result of or in connection with any disagreement with the Partnership on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(n) Except as contemplated by this Agreement or as previously obtained, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any governmental authority or any other person is required in connection with the execution, delivery or performance by the Partnership of this Agreement, other than (i) registration of the Units under the Securities Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Securities Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being or will be offered by the Managers, (iii) the rules of the Primary Stock Exchange and (iv) authorizations, consents, approvals, waivers, licenses, exemptions, filings, declarations, qualifications or registrations that, prior to any sales, will be obtained.

(o) The Partnership met for the immediately preceding taxable year, and the Partnership expects to meet for the next succeeding taxable year, the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code of 1986, as amended from time to time, and accordingly the Partnership is not, and does not reasonably expect to be, taxed as a corporation for U.S. federal income tax purposes or for applicable tax purposes.

(p) The Partnership is not, and after giving effect to the sale of the Units contemplated hereby will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(q) Except as disclosed in the Prospectus (as amended or supplemented), the Partnership and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus (as amended or supplemented) is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto.

(r) Except (i) as set forth in the Partnership Agreement, (ii) as set forth in the other organizational documents of the Partnership and its Subsidiaries, (iii) as set forth in the Prospectus (as amended or supplemented), (iv) as provided in the Davison Agreements (as defined below), that certain Registration Rights Agreement dated December 28, 2010, among the Partnership and the unitholders party thereto, or any other registration rights or similar agreement filed as an exhibit to the Partnership SEC Documents after the date of this Agreement, or (v) as may be imposed under the Debt Instruments: (w) there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock or partnership or other equity interests of the Partnership or any of its Subsidiaries, (x) no person or entity has the right, contractual or otherwise, to cause the Partnership to issue or sell to it any Common Units, (y) no person or entity has the right, contractual or otherwise, to cause the Partnership to register under the Securities Act any Common Units or to include any such Common Units in the Registration Statement or the offering contemplated hereby, and (z) no person or entity has the right to act as a manager or financial advisor to the Partnership in connection with the offer and sale of the Units, in each case pursuant to any other agreement or instrument to which the Partnership or any of its Subsidiaries is a party or by which any one of them may be bound. As used herein, “Davison Agreements” means, collectively, that certain Contribution and Sale Agreement dated April 25, 2007, among the Partnership, Davison Petroleum Products, L.L.C., a Louisiana limited liability company (“DPP”), Davison Transport, Inc., a Louisiana corporation (“DTI”), Transport Company, an Arkansas corporation (“TC”), Terminal Service, Inc., a Louisiana corporation (“TS”), Sunshine Oil and Storage, Inc., a Louisiana corporation (“SOS”), TDC, L.L.C., a Louisiana limited liability company, and Red River Terminal, L.L.C., a Louisiana limited liability company, as amended by that certain Amendment No. 1 to Contribution and Sale Agreement dated July 25, 2007, as further amended by Amendment No. 2 to the Contribution and Sale Agreement dated October 15, 2007, and as further amended by Amendment No. 3 to the Contribution and Sale Agreement dated March 3, 2008; that certain Unitholder Rights Agreement dated as of July 25, 2007, as amended from time to time, among the Partnership, DPP, DTI, TC, TS and SOS; that certain Registration Rights Agreement dated July 25, 2007, as amended from time to time, among the Partnership, DPP, DTI, TC, TS and SOS; and that certain Pledge and Security Agreement dated July 25, 2007, as amended from time to time, among the Partnership, Genesis Davison, LLC, a Delaware limited liability company, and DPP.

(s) The Partnership and its Subsidiaries are insured against such losses and risks and in such amounts as the Partnership believes in its sole discretion to be prudent for its businesses taken as a whole. The Partnership does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(t) Each of the Partnership and its Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable Law and has obtained all necessary licenses, authorizations, consents and approvals from other persons in order to conduct their respective businesses, except where the failure to obtain such licenses, authorizations, consents and approvals would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect. Neither the Partnership nor any of its Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any Law applicable to the Partnership or any of its Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Partnership Material Adverse Effect.

(u) Except as described in the Prospectus (as amended or supplemented), there are no actions, suits, claims, investigations or proceedings pending or, to the Partnership’s knowledge, threatened or contemplated to which the Partnership or any of its Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Primary Stock Exchange), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Partnership or any of its Subsidiaries, would not, individually or in the aggregate, have a Partnership Material Adverse Effect. There are no legal or governmental actions, suits or proceedings pending, or to the knowledge of the Partnership or any Subsidiary, threatened or contemplated that are required to be disclosed in the Registration Statement or the Prospectus and are not so disclosed.

(v) All pro forma financial statements or data included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented, comply in all material respects with the requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable; the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus, as amended or supplemented, that are not included or incorporated by reference as required; the Partnership and its Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) and the Prospectus, as amended or supplemented, that are required to be so described; and all disclosures contained or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(w) Except as set forth in or contemplated by the Prospectus (as amended or supplemented), since December 31 of the last completed fiscal year for which an annual report of the Partnership on Form 10-K has been filed, the Partnership and its Subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonably be expected to have a Partnership Material Adverse Effect, (ii) acquisition or disposition of any material asset by the Partnership or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business, (iii) material change in the Partnership’s accounting principles, practices or methods or (iv) incurrence of indebtedness that would constitute a material adverse change to the Partnership and its Subsidiaries taken as a whole.

(x) The Partnership and each of its Subsidiaries have good and marketable title to all property (real and personal) described in the Registration Statement and the Prospectus, as amended or supplemented, as being owned by any of them, free and clear of all Liens (except for such Liens as may exist under applicable Law and as may be imposed under the Debt

Instruments or do not materially affect the value of such property and not materially interfere with the use made and proposed to be made of such property by the Partnership and each of its Subsidiaries); all the property described in the Registration Statement and the Prospectus, as amended or supplemented, as being held under lease by the Partnership or any of its Subsidiaries is held thereby under valid, subsisting and enforceable leases, except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect.

(y) Each of the Partnership and the Subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus, as amended or supplemented, as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”) except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect, and the Partnership is unaware of any claim to the contrary or any material challenge by any other person to the rights of the Partnership or any of the Subsidiaries with respect to the Intellectual Property. Neither the Partnership nor any of its Subsidiaries, to its knowledge, has, in any material respect, infringed or is infringing the intellectual property of a third party, and neither the Partnership nor any of its Subsidiaries has received notice of a claim by a third party to the contrary.

(z) None of the Partnership or its Subsidiaries is engaged in any unfair labor practice, except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect. Except for matters which would not, individually or in the aggregate, have a Partnership Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Partnership’s knowledge, threatened against the Partnership or any of its Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Partnership’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Partnership’s knowledge, threatened against the Partnership or any of its Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Partnership or any of its Subsidiaries, (ii) to the Partnership’s knowledge, no union organizing activities are currently taking place concerning the employees of the Partnership or any of its Subsidiaries, and (iii) there has been no violation of any federal, state, local or foreign Law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour Laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees of the Partnership or any of its Subsidiaries.

(aa) The operations of the Partnership and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Partnership’s knowledge, threatened.

(bb) None of the Partnership, any of its Subsidiaries, nor, to the Partnership’s knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Partnership or its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or located, organized, or resident in a country or territory that is the subject of such sanctions; and the Partnership will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to, or located in any country or territory subject to, any U.S. sanctions administered by OFAC.

(cc) The Partnership and its Subsidiaries and their respective properties, assets and operations are in compliance with, and the Partnership and each of its Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Partnership Material Adverse Effect; there are no past, present or, to the Partnership’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Partnership or any of its Subsidiaries under, or to interfere with or prevent compliance by the Partnership or any of its Subsidiaries with, Environmental Laws, except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect; neither the Partnership nor any of its Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Partnership’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) except as described in the Prospectus (as amended or supplemented) or which would not, individually or in the aggregate, have a Partnership Material Adverse Effect. As used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.

(dd) All tax returns required to be filed by the Partnership or any of its Subsidiaries have been timely filed, except where such failure to file would not, individually or in the aggregate, have a Partnership Material Adverse Effect, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided, or where such failure to pay would not, individually or in the aggregate, have a Partnership Material Adverse Effect.

(ee) Except as described in the Prospectus (as amended or supplemented), neither the Partnership nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Prospectus, as amended or supplemented, or referred to or described in, or filed as an exhibit to, the Registration Statement, as amended or supplemented, or any Incorporated Document, and no such termination or non-renewal has been threatened by the Partnership or any of its Subsidiaries or, to the Partnership’s knowledge, any other party to any such contract or agreement, except as described in the Prospectus (as amended or supplemented).

(ff) The Partnership has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s independent auditors and the Audit Committee of the Board of Directors of the General Partner (or any other person or entity serving a similar function for the Partnership) have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data, and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Partnership’s independent auditors; except as described in the Prospectus (as amended or supplemented), since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Partnership have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission thereunder, and the statements contained in each such certification are complete and correct; the Partnership, its Subsidiaries and the Partnership’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the Primary Stock Exchange promulgated thereunder.

(gg) The Common Units are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(hh) All statistical or market-related data included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented, are based on or derived from sources that the Partnership reasonably believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(ii) Except pursuant to this Agreement, neither the Partnership nor any of its Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(jj) The Partnership is not a party to any other sales agency or distribution agreements or similar arrangements with any agent or other representative similar in nature to the equity distribution program established by this Agreement.

(kk) Neither the Partnership nor any of its Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(ll) To the Partnership’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Partnership or any of the Partnership’s officers, directors or 5% or greater security holders or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date on which the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto) or in the Prospectus.

(mm) The statements set forth in the Prospectus, as amended or supplemented, under the captions “Description of Our Equity Securities,” “Cash Distribution Policy,” “Description of Our Partnership Agreement,” “Certain United States Federal Income Tax Considerations,” and “Investment in Genesis by Employee Benefit Plans,” as such statements may be amended or supplemented by subsequent disclosures in or incorporated by reference to the Prospectus, insofar as they purport to describe the provisions of the Laws and documents referred to therein, are accurate and fair.

(nn) Neither the Partnership nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements incorporated by reference in the Prospectus Supplement, as amended or supplemented, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, as amended or supplemented; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, as amended or supplemented, there has not been any change in the capital stock or long-term debt of the Partnership or any of its Subsidiaries that would constitute a material adverse change to the Partnership and its Subsidiaries taken as a whole or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, or results of operations of the Partnership and its Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, as amended or supplemented.

(oo) So long as it is a Subsidiary of the Partnership and conducts the business described below, Genesis Marine, LLC, a Delaware limited liability company (“Genesis Marine”), is a citizen of the United States within the meaning of 46 U.S.C. § 50501 for the purpose of operating the vessels in the trades in which Genesis Marine operates its vessels as described in the Prospectus, as amended or supplemented (a “U.S. Citizen”); after giving effect to the consummation of the transactions herein contemplated and the sale of the Units by the Managers, Genesis Marine, so long as it is a Subsidiary of the Partnership, will remain a U.S. Citizen and qualified to engage in the coastwise trade of the United States.

In addition, any certificate signed by any officer of the Partnership or any of its Subsidiaries and delivered to any Manager or counsel to such Manager in connection with the offering of the Units shall be deemed to be a representation and warranty by the Partnership, as to the matters covered thereby, to such Manager.

Section 3. Sale and Delivery of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership and each of the Managers agree that the Partnership may from time to time seek to sell Units through the Managers, acting as sales agents, or directly to the Managers acting as principals, as follows:

(i) Any of the individuals listed as an authorized representative of the Partnership on Schedule B hereto, as such Schedule B may be amended or supplemented by the Partnership from time to time (the “Authorized Partnership Representatives”) may submit to any Manager the Partnership’s orders (including any price, time or size limits or other customary parameters or conditions) to sell Units on any Trading Day (as defined herein) substantially in the form attached hereto as Exhibit D, or in a different form and in a different manner as mutually agreed to by the Partnership and such Manager (a “Transaction Proposal”); provided, however, that the Partnership will only submit its orders to one of the Managers with respect to any single Trading Day; provided further, however, that in any event the maximum amount of the Units to be sold by such Manager shall not exceed the number of Units available for issuance under the Prospectus and the Registration Statement. If the Partnership delivers a Transaction Proposal to one of the Managers in the form attached hereto as Exhibit D and the proposed terms thereof are acceptable to such Manager, then such Manager shall confirm the terms thereof by countersigning and delivering the Transaction Proposal (which may be by e-mail) to an Authorized Partnership Representative. If the terms of any Transaction Proposal contemplate that Units shall be sold on more than one Trading Day, then the Partnership and the applicable Manager shall mutually agree to such additional terms and conditions as the Partnership, on the one hand, and the applicable Manager, on the other hand, deem necessary in respect of such multiple Trading Days, and such additional terms and conditions shall be binding to the same extent as any other terms contained in the relevant Transaction Proposal. As used herein, “Trading Day” shall mean any trading day on the Primary Stock Exchange (other than a day on which the Primary Stock Exchange is scheduled to close prior to its regular weekday closing time).

(ii) Subject to the terms and conditions hereof, each Manager shall use its reasonable efforts to execute any Partnership order submitted to it hereunder to sell Units and with respect to which such Manager has agreed to act as sales agent. The Partnership acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Units, (B) a Manager will incur no liability or obligation to the

Partnership or any other person or entity if it does not sell Units for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable Laws to sell such Units as required under this Agreement, and (C) no Manager shall be under any obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership pursuant to a Terms Agreement.

(iii) The Partnership shall not authorize the issuance and sale of, and each Manager shall not sell as sales agent, any Unit at a price lower than the minimum price therefor designated from time to time by the Partnership and notified to such Manager by an Authorized Partnership Representative in writing. In addition, the Partnership may, through any of the Authorized Partnership Representatives, upon notice to the Managers by telephone (confirmed promptly by the Partnership by e-mail) or e-mail (a “Notice of Temporary Suspension”), and the Managers may, upon giving a Notice of Temporary Suspension to the Partnership by telephone (confirmed promptly by such Manager by e-mail) or e-mail, suspend for any reason the offering and sale of Units through all Managers, in the case of the Partnership (or such Manager(s) in the event of a delivery of such notice by such Manager(s) rather than the Partnership), acting as sales agents, pursuant to this Agreement, in which event the obligations of the Partnership to deliver to the Managers subject to such suspension the documents, make affirmations (or deemed affirmations) of representations and warranties, and engage in due diligence sessions, if any, then required by Section 4 shall be deemed suspended pursuant to the terms of this Agreement (provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such Notice of Temporary Suspension) until such date (the “Recommencement Date”) as the suspending party notifies the non-suspending party by telephone (confirmed promptly by e-mail) or e-mail that such suspending party wishes to recommence the offer and sale of Units pursuant to this Agreement (the “Recommencement Notice”). Upon the delivery of a Recommencement Notice by the Partnership to the Managers, the Partnership shall deliver to the Managers the documents, if any, then required by Section 4 on the Recommencement Date and/or thereafter in accordance with the terms of this Agreement as if no Notice of Temporary Suspension had been given; provided, however, that if the Managers were the suspending party, then the Partnership shall not be obligated to provide the documents, if any, then required by Section 4 until such time as the Partnership determines to recommence the offer and sale of Units with respect to Managers subject to such suspension pursuant to this Agreement by delivering a Recommencement Notice to such Managers following receipt of the Manager’s Recommencement Notice.

(iv) Each of the Managers hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership pursuant to this Section 3(a) other than (A) by any method permitted by Law deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act, including without limitation sales made directly on the Primary Stock Exchange, on any other existing trading market for the Units or to or through a market maker, and (B) such other sales of the Units on behalf of the Partnership in its capacity as sales agent of the Partnership as shall be mutually agreed upon by the Partnership and such Manager.

(v) The compensation to each Manager, as an agent of the Partnership, for sales of the Units with respect to which such Manager acts as sales agent hereunder shall be up to two percent (2%), unless otherwise agreed, of the gross sales price of the Units sold. Such rate of compensation shall not apply when such Manager acts as principal. At each Manager’s election, such compensation shall either be (A) set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof or (B) deducted by the Manager from the payment of the gross sales proceeds to the Partnership. The proceeds, if option (A) is elected, or the remaining proceeds after the deduction, if option (B) is elected, after deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(vi) Settlement for sales of the Units pursuant to this Agreement will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Units sold through or to a Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the Net Proceeds from the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units by the Partnership or its transfer agent to such Manager’s or its designee’s account (provided such Manager shall have given the Partnership written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the Partnership and such Manager which in all cases shall be freely tradable, transferable, registered Units in good deliverable form, in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership, or its transfer agent (if applicable), shall default on its obligation to deliver the Units on any Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 7(a), the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim, damage or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Partnership and (B) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default. The Authorized Partnership Representatives shall be the contact persons for the Partnership for all matters related to the settlement of the transfer of the Units through DWAC for purposes of this Section 3(a)(vi).

(vii) If acting as sales agent hereunder, a Manager shall provide written confirmation (which may be by e-mail) to the Partnership as soon as is reasonably practicable following the close of trading on the Primary Stock Exchange each day in which Units are sold under this Agreement setting forth (A) the number of Units sold on such day, (B) the gross offering proceeds received from such sale, and (C) the compensation payable by the Partnership to such Manager with respect to such sales.

(viii) At each Time of Sale, Settlement Date and Representation Date (as defined in Section 4(o)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation or warranty were made as of such date (other than those representations and warranties made as of a specific date as specified herein). Any obligation of a Manager to use its reasonable efforts to sell the Units on behalf of the Partnership as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6.

(b) (i) If the Partnership wishes to issue and sell Units other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), then it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, such Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement.

(ii) The terms set forth in a Terms Agreement will not be binding on the Partnership or such Manager unless and until the Partnership and such Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) (i) A Transaction Proposal shall not set forth a number of Units for sale that would result, after giving effect to the sale of such Units in the Transaction Proposal, in the total aggregate gross sales proceeds of the Units sold pursuant to this Agreement exceeding the dollar amount set forth in Section 1, nor shall the Partnership set forth a price for the Units so sold that exceeds the price parameters, if any, authorized by the Board of Directors of the General Partner (or any other person or entity serving a similar function for the Partnership), or a duly authorized committee with such authority. The Managers shall have no responsibility for maintaining records with respect to Units available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Units duly authorized by the Partnership.

(ii) If any party to this Agreement has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other parties to this Agreement and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party hereto.

(d) Each sale of Units shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement. The applicable Manager’s commitment, if any, to purchase Units from the Partnership as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Partnership, and performance by the Partnership of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Manager shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants levels pursuant to Section 4 hereof.

(e) Subject to the limitations set forth herein and as may be mutually agreed upon by the Partnership and each Manager, no sales of Units shall take place, the Partnership shall not request the sale of any Units that would be sold, and each Manager shall not be obligated to sell Units, during any period in which the Partnership is in possession of material non-public information.

Section 4. Covenants of the Partnership. The Partnership agrees with each of the Managers:

(a) To cause each amendment or supplement to the Basic Prospectus or the Prospectus relating to the sale of the Units to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations.

(b) To promptly advise the Managers of the (i) initiation, notice of examination, institution of proceedings for, or threatening by the Commission of any proceedings for the issuance of any order suspending the effectiveness of the Registration Statement or suspending the use of the Prospectus; (ii) request by the Commission for any amendment of the Registration Statement, or for any supplement to the Prospectus, or for any additional information with respect thereto; (iii) proposal to amend or supplement the Registration Statement, the Basic Prospectus or the Prospectus (other than (A) any documents incorporated by reference or deemed incorporated therein by reference or (B) any amendment or supplement that relates to the offering of other securities (including, without limitation, Common Units)), and to provide the Managers and counsel for the Managers copies of any such documents for review and comment in a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Managers shall have reasonably objected in writing; or (iv) suspension of qualification of the Units for offering or sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statement, or the use of the Prospectus, and if any such order is issued, to obtain as soon as possible the lifting thereof.

(c) To make available to the Managers, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to the Managers, as many copies of the Prospectus or of the Prospectus as amended or supplemented (if the Partnership shall have made any amendments or supplements thereto after the date of this Agreement) as the Managers may request for the purposes contemplated by the Securities Act; and in case any Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules and Regulations or through compliance with Rule 172 of the Rules and Regulations or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, the Partnership will prepare, at its expense, promptly upon request of any such Manager, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act or Item 512(a) of Regulation S-K under the Securities Act, as the case may be.

(d) To file timely all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules and Regulations or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with any sale of the Units; and during any such period that a prospectus is required to be delivered in connection with any sale of the Units (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules and Regulations or through compliance with Rule 172 of the Rules and Regulations or any similar rule), to promptly notify (to the extent not otherwise publicly available on the Commission’s website) the Managers of the filing of such reports and statements and other documents required to be filed by the Partnership pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(e) If, at any time when Units remain unsold by the Managers, the Partnership receives from the Commission a notice or otherwise ceases to be eligible to use Form S-3, the Partnership will promptly notify the Managers, and if offers and sales of Units would not be permitted by the Commission and applicable Laws at such time as a result thereof, the Partnership will not give any Manager instructions to sell Units under this Agreement until such time as the Partnership is again eligible to use Form S-3 for such purpose.

(f) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Units remain unsold by the Managers, then the Partnership will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Units, in a form reasonably satisfactory to the Managers and will use its reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Partnership will use its reasonable efforts to take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new shelf registration statement.

(g) During any period in which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules and Regulations or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with any sale of Units, if any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, if for any reason it shall be necessary during such same period to amend the Registration Statement or amend or supplement the Prospectus to comply with the Securities Act or file any document which will be deemed an Incorporated Document in order to comply with the Exchange Act and the rules and regulations thereunder, to promptly notify the Managers to suspend solicitation of purchases of the Units and forthwith upon receipt of such notice, each Manager shall suspend its solicitation of purchases of the Units and shall cease using the Prospectus; and if the Partnership shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Managers and will promptly prepare and file with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance, will advise the Managers when the Managers are free to resume such solicitation and will prepare and furnish to the Managers as many copies as the Managers may reasonably request of such amendment or supplement; and in case the Managers are required to deliver under the Securities Act (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules and Regulations or through compliance with Rule 172 of the Rules and Regulations or any similar rule), a prospectus relating to the Units after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Rule 512(a) of Regulation S-K under the Securities Act, upon the request of the Managers, at its own expense, to prepare and deliver to the Managers as many copies as the Managers may request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act as the case may be.

(h) To cooperate with the Managers in qualifying, and to use its reasonable efforts to cooperate in maintaining in effect such qualification of, the Units for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Managers may reasonably request; provided, however, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject, to qualify in any jurisdiction as a broker-dealer or to subject itself to any taxing authority where it is not now so subject.

(i) To make generally available to the Partnership’s security holders and the Managers an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations) as soon as is reasonably practicable after the termination of such twelve-month period but not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations).

(j) Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for the Common Units or warrants or other rights to purchase the Common Units or any other securities of the Partnership that are substantially similar to the Common Units or permit the registration under the Securities Act of any Common Units, in each case, at any time that sales of the Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell Units but such instructions have not been fulfilled, suspended or cancelled. Notwithstanding the foregoing, the Partnership may: (i) register, offer and sell Units through the Managers pursuant to this Agreement or any Terms Agreement; (ii) consummate transactions for the acquisition of assets, businesses or the capital stock or other ownership interests of businesses in exchange for Common Units or any securities substantially similar to, convertible into or exchangeable or exercisable for Common Units; (iii) issue securities under a DRIP established by or for the Partnership or Common Units upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto) and the Prospectus, as amended or supplemented; (iv) issue employee unit or stock options, phantom units or dividend equivalent rights pursuant to benefits plans described in the Registration Statement (excluding the exhibits thereto) and the Prospectus, as amended or supplemented; (v) be deemed to have issued Common Units under Section 16 of the Exchange Act upon the cash settlement of phantom units or stock appreciation rights; (vi) file a registration statement on Form S-8 to register Common Units under benefits plans disclosed in the Registration Statement and the Prospectus, as amended or supplemented; (vii) file a universal shelf registration statement on Form S-3 to register Common Units or other Partnership securities; (viii) pledge any Common Units or other Partnership securities to secure loans to persons or entities in connection with any financing transaction to which such persons or entities or their affiliates are parties; (ix) issue Common Units upon conversion of any Class B Units; and (x) offer and sell Common Units in firm commitment underwritten offerings; provided, however, that, in the case of clause (x), the Partnership shall have provided at least three business days’ prior written notice that the Partnership intends to offer and sell Common Units in a firm commitment underwritten offering to any Manager that (i) has made sales of Units that have not settled or (ii) has been provided outstanding instructions by the Partnership to sell Units but such instructions have not been fulfilled or cancelled. In the event that notice of a proposed sale under clause (x) is provided by the Partnership pursuant to this Section 4(j), any Manager may (and all Managers shall if requested by the Partnership) suspend activity under this program for such period of time as may be reasonably requested by the Partnership or as may be deemed appropriate by such Manager.

(k) Not, at any time at or after the execution of this Agreement, to offer or sell any Units by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the Prospectus, as amended or supplemented.

(l) The Partnership will not, and will cause its Subsidiaries not to, take, directly or indirectly, any action that is designed to or that constitutes or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the offer or sale of the Units.

(m) To ensure that prior to instructing any Manager to sell Units the Partnership shall have obtained all necessary authority from the Board of Directors of the General Partner (or any other person or entity serving a similar function for the Partnership) for the offer and sale of such Units, free of preemptive rights and to use all reasonable efforts to effect the listing of the Units on the Primary Stock Exchange, subject to notice of issuance, and to maintain such listing.

(n) To advise the Managers promptly after it shall have received notice or obtained knowledge, of any information or fact that would materially alter or affect any representation, warranty, covenant or agreement of the Partnership made or deemed made to or for the benefit of the Managers pursuant to this Agreement.

(o) Upon commencement of the initial offering of the Units under this Agreement, and in connection with each time during the term of this Agreement that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than pursuant to subclause (ii) below and other than any current report on Form 8-K and any prospectus supplement filed pursuant to Rule 424(b) of the Rules and Regulations relating solely to the offering of securities other than the Units), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a current report on Form 8-K, unless any Manager shall otherwise reasonably request), (iii) the Units are delivered to a particular Manager as principal on a Settlement Date, or (iv) the Partnership delivers to a Manager a Recommencement Notice after the passage of a date at which time (or promptly thereafter or upon request, as applicable) the documents referenced in Section 4 were not, as a result of a Notice of Temporary Suspension, delivered to such Manager(s) (each such date referred to in subclauses (i), (ii), (iii), and (iv) above, a “Representation Date”), to furnish or cause to be furnished to the Managers (or, in the case of subclauses (iii) and (iv) above, such Manager(s)), on such date (in the case of subclause (iii)) or promptly after such date or, if applicable, such request (in the case of subclauses (i), (ii) and (iv)) a certificate dated the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the relevant Settlement Date or the date of such Recommencement Notice, as the case may be, in form reasonably satisfactory to the Managers (or, in the case of subclauses (iii) and (iv) above, such Manager(s)) to the effect that the statements contained in the certificate referred to in Section 6(i) which were last furnished to the Managers (or, in the case of subclauses (iii) and (iv) above, such Manager(s)) are true and correct at the time of such amendment, supplement, filing, delivery or date, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(i), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(p) Upon commencement of the initial offering of the Units under this Agreement, and in connection with each Representation Date during the term of this Agreement, to furnish or cause to be furnished on such date (in the case of Section 4(o)(iii)) or promptly after such date or, if applicable, such request (in the case of Section 4(o)(i), Section 4(o)(ii), and Section 4(o)(iv)) to the Managers (or, in the case of a Representation Date of the type described in Section 4(o)(iii) or Section 4(o)(iv), such Manager(s)) or to counsel to the Managers (or, in the case of a Representation Date of the type described in Section 4(o)(iii) or Section 4(o)(iv), such Manager(s)) a written opinion of Akin Gump Strauss Hauer & Feld, LLP, counsel to the Partnership, or other counsel reasonably satisfactory to the Managers (or, in the case of a Representation Date of the type described in Section 4(o)(iii) or Section 4(o)(iv), such Manager(s)) (“Partnership Counsel”), dated as of such Representation Date (or, in the case of Section 4(o)(i), Section 4(o)(ii), or Section 4(o)(iv), as of a date within five business days of such Representation Date or, if later, such request), substantially to the effect as set forth in Exhibit A hereto, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion for Representation Dates, counsel may furnish to the Managers (or, in the case of a Representation Date of the type described in Section 4(o)(iii) or Section 4(o)(iv), such Manager(s)) a reliance letter to the effect that the Managers (or, in the case of a Representation Date of the type described in Section 4(o)(iii) or Section 4(o)(iv), such Manager(s)) may rely on a prior opinion delivered under this Section 4(p) to the same extent as if it were dated the date of such letter (except that statement in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q) Upon commencement of the initial offering of the Units under this Agreement, and in connection with each Representation Date, to furnish or cause to be furnished on such date (in the case of Section 4(o)(iii)) or promptly after such date or, if applicable, such request (in the case of Section 4(o)(i), Section 4(o)(ii), and Section 4(o)(iv)) to the Managers (or, in the case of a Representation Date of the type described in Section 4(o)(iii) or Section 4(o)(iv), such Manager(s)) or to counsel to the Managers (or, in the case of a Representation Date of the type described in Section 4(o)(iii) or Section 4(o)(iv), such Manager(s)) a written opinion of the General Counsel of the General Partner or, if applicable, the Partnership, or such other counsel reasonably satisfactory to the Managers (or, in the case of a Representation Date of the type described in Section 4(o)(iii) or Section 4(o)(iv), such Manager(s)), dated as of such Representation Date (or, in the case of Section 4(o)(i), Section 4(o)(ii), or Section 4(o)(iv), as of a date within five business days of such Representation Date or, if later, such request), substantially to the effect as set forth in Exhibit B hereto, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion for Representation Dates, counsel may furnish to the Managers (or, in the case of a Representation Date of the type described in Section 4(o)(iii) or Section 4(o)(iv), such Manager(s)) a reliance letter to the effect that the Managers (or, in the case of a Representation Date of the type described in Section 4(o)(iii) or Section 4(o)(iv), such Manager(s)) may rely on a prior opinion delivered under this Section 4(q) to the same extent as if it were dated the date of such letter (except that statement in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(r) Upon commencement of the initial offering of the Units under this Agreement, and in connection with each Representation Date during the term of this Agreement, to furnish or cause to be furnished on such date (in the case of Section 4(o)(iii)) or promptly after such date or, if applicable, such request (in the case of Section 4(o)(i), Section 4(o)(ii), and Section 4(o)(iv)) to the Managers (or, in the case of a Representation Date of the type described in Section 4(o)(iii) or Section 4(o)(iv), such Manager(s)) a customary certificate of the Secretary or Assistant Secretary of the General Partner or, if applicable, the Partnership, on behalf of the Partnership dated as of such Representation Date, in form and substance reasonably satisfactory to the Managers (or, in the case of a Representation Date of the type described in Section 4(o)(iii) or Section 4(o)(iv), such Manager(s)).

(s) Upon commencement of the initial offering of the Units under this Agreement, and in connection with each Representation Date during the term of this Agreement, Andrews Kurth LLP, counsel to the Managers, or other counsel reasonably satisfactory to the Partnership and the Managers (or, in the case of a Representation Date of the type described in Section 4(o)(iii) or Section 4(o)(iv), such Manager(s)), shall on such date (in the case of Section 4(o)(iii)) or promptly after such date or, if applicable, such request (in the case of Section 4(o)(i), Section 4(o)(ii), and Section 4(o)(iv)) deliver a written opinion, dated as of such Representation Date (or, in the case of Section 4(o)(i), Section 4(o)(ii), or Section 4(o)(iv), as of a date within five business days of such Representation Date or, if later, such request) in form and substance reasonably satisfactory to the Managers (or, in the case of a Representation Date of the type described in Section 4(o)(iii) or Section 4(o)(iv), such Manager(s)).

(t) Upon commencement of the initial offering of the Units under this Agreement, and at each Representation Date during the term of this Agreement, if applicable, Liskow & Lewis, Louisiana counsel to the Partnership, or other counsel reasonably satisfactory to the Managers (or, in the case of a Representation Date of the type described in Section 4(o)(iii) or Section 4(o)(iv), such Manager(s)) (“Local Counsel”), shall deliver on such date (in the case of Section 4(o)(iii)) or promptly after such date or, if applicable, such request (in the case of Section 4(o)(i), Section 4(o)(ii), and Section 4(o)(iv)) a written opinion, dated as of such Representation Date (or, in the case of Section 4(o)(i), Section 4(o)(ii), or Section 4(o)(iv), as of a date within five business days of such Representation Date or, if later, such request), substantially to the effect as set forth in Exhibit C hereto, but modified as necessary to relate to the Subsidiary(ies), Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion for Representation Dates, counsel may furnish to the Managers (or, in the case of a Representation Date of the type described in Section 4(o)(iii) or Section 4(o)(iv), such Manager(s)) a reliance letter to the effect that the Managers (or, in the case of a Representation Date of the type described in Section 4(o)(iii) or Section 4(o)(iv), such Manager(s)) may rely on a prior opinion delivered under this Section 4(t) to the same extent as if it were dated the date of such letter (except that statement in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(u) Upon commencement of the initial offering of the Units under this Agreement, and in connection with each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than pursuant to subclause (ii) or (iii) below and other than any prospectus supplement filed pursuant to Rule 424(b) of the Rules and Regulations relating solely to an offering of securities other than the Units) to include additional or amended financial information, (ii) the Partnership shall file an annual report on Form 10-K or a quarterly report on Form 10-Q or (iii) upon request and reasonable advance notice by the Managers to the Partnership, there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional amended financial information, to cause the Partnership Accounting Firm, or other independent accountants reasonably satisfactory to the Managers, to promptly thereafter furnish to the Managers a letter, dated the date of (or, other than the commencement of the offering, within five business days of) the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission or the date of such request, as the case may be, in form and substance reasonably satisfactory to the Managers, and stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings, but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(v) Upon commencement of the initial offering of the Units under this Agreement, and in connection with each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than pursuant to subclause (ii) below and other than any prospectus supplement filed pursuant to Rule 424(b) of the Rules and Regulations relating solely to the offering of securities other than the Units), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a current report on Form 8-K, unless the Managers shall otherwise reasonably request), or (iii) otherwise as any Manager shall reasonably request, to on or promptly after such amendment, supplement, filing, or request, as applicable, conduct a due diligence session, which shall include representatives of the management and the accountants of the Partnership.

(w) The Partnership consents to any Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement or pursuant to any Terms Agreement.

(x) If, to the knowledge of the Partnership, any condition set forth in Section 6(a) or Section 6(j) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.

(y) To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the aggregate number of the Units sold through or to any Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of the Units pursuant to this Agreement during the relevant period.

(z) At each Time of Sale, Settlement Date and Representation Date, the Partnership shall be deemed to affirm to the Managers (or, in the case of a Representation Date of the type described in Section 4(o)(iii) or Section 4(o)(iv), such Manager(s)) that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of each such date as though made at and as of such date (other than those representations or warranties made as of a specific date as specified herein), but modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date.

Section 5. Payment of Expenses. The Partnership agrees with the Managers, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of its own expenses incurred in connection with the performance of its obligations under this Agreement, and the Partnership will pay, or reimburse if paid by any of the Managers, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Partnership under this Agreement, including those relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, the Basic Prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing to the Managers copies of each thereof (including costs of mailing and shipment), this Agreement, any powers of attorney and any closing documents (including compilations thereof), (ii) the issuance, preparation, sale and delivery of the Units, including the costs and expenses of any registrar, transfer agent and any agent thereof, including any reasonable fees and disbursements of counsel therefor and any stock or transfer taxes and stamp and similar duties payable upon the sale, issuance and delivery of the Units to the Managers, (iii) the registration or qualification of the Units for offer and sale under the securities or “blue sky” laws of the various jurisdictions referred to in Section 4(h), including the reasonable fees and disbursements of counsel for the Managers in connection therewith and the preparation and printing of legal investment and preliminary and supplementary “blue sky” memoranda, (iv) the furnishing to the Managers of copies of each Prospectus and any amendments or supplements thereto, and of the several documents required by Section 4(c) to be so furnished, including costs of shipping and mailing, (v) the listing of the Units on the Primary Stock Exchange, (vi) any filing for review of the public offering of the Units by FINRA, including the reasonable fees and disbursements of counsel for the Managers relating to FINRA matters, and (vii) all other reasonable out-of-pocket fees and disbursements of the Managers’ counsel (which shall be one outside counsel for all Managers, taken together, unless otherwise agreed by the Partnership) and the Partnership’s counsel and accountants. The Managers will pay all of their other own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses. If this Agreement is terminated in accordance with the provisions of Section 9 hereof, the Partnership shall reimburse each Manager for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel (which shall be one outside counsel for all Managers, taken together, unless otherwise agreed by the Partnership) for such Manager incurred by it in connection with the offering contemplated by this Agreement.

Section 6. Conditions of Managers’ Obligations. The obligations of each Manager hereunder with respect to any order submitted by the Partnership to such Manager to sell Units or any agreement by such Manager to purchase Units as principal are subject to (i) the accuracy of the representations and warranties on the part of the Partnership on the date hereof, and as of any Representation Date and any Settlement Date, (ii) the performance by the Partnership of its obligations hereunder and (iii) the following additional conditions precedent:

(a) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Securities Act shall have been issued and no proceedings for such purpose shall be pending before or threatened by the Commission; and the Commission shall not have notified the Partnership of any objection to the use of the form of Registration Statement.

(b) Since the respective dates as of which information is given in the Prospectus, as amended or supplemented, there has been no change or development involving a prospective change in the business, properties, management, financial condition or results of operations of the Partnership and its Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Managers, so material and adverse as to make it impractical or inadvisable to proceed with the sale and the delivery of the Units on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(c) The Partnership shall have furnished to such Manager, in connection with the most recent Representation Date, the written opinion of Partnership Counsel, as specified in Section 4(p).

(d) The Partnership shall have furnished to such Manager, in connection with the most recent Representation Date, the written opinion of the General Counsel of the General Partner or, if applicable, the Partnership, or other counsel reasonably satisfactory to the Managers, as specified in Section 4(q).

(e) Such Manager shall have received, as of the most recent Representation Date, a certificate of the Secretary or Assistant Secretary of the General Partner or, if applicable, the Partnership on behalf of the Partnership, dated as of such date, as specified in Section 4(r).

(f) Such Manager shall have received, in connection with the most recent Representation Date, the written opinion of Andrews Kurth LLP, or other counsel reasonably satisfactory to the Partnership and the Managers, as specified in Section 4(s).

(g) Such Manager shall have received, if applicable, in connection with the most recent Representation Date, the written opinion of Local Counsel, as specified in Section 4(t).

(h) At the dates specified in Section 4(u), such Manager shall have received from the Partnership Accounting Firm or such other accountants reasonably satisfactory to the Managers, the letters, dated as of the requisite date, as specified in Section 4(u).

(i) The Partnership shall have delivered to such Manager, on each Representation Date (or, in the case of Section 4(o)(i), Section 4(o)(ii), or Section 4(o)(iv), on a date within five business days of such Representation Date or, if later, such request), a certificate of an executive officer of the General Partner or, if applicable, the Partnership, which shall certify, to the best of his or her knowledge after reasonable investigation, on behalf of the Partnership that:

(i) subject to modification to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date, the representations and warranties of the Partnership as set forth in this Agreement are true and correct as of such Representation Date (other than those representations or warranties made as of a specific date as specified herein), with the exception of the representations in Section 2(h), of which the representation in Section 2(h) shall be updated in substantially the form as follows:

(A) the General Partner is the sole general partner of the Partnership with an approximate             % general partner interest in the Partnership as of the date hereof,

(B) as of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of             Common Units and             Class B Units, and

(C) as of the date hereof, Schedule A attached hereto contains a complete and accurate list of all of the Partnership’s “significant subsidiaries” (as defined in Rule 405 under the Securities Act),

(ii) the Partnership has duly performed, in all material respects, such of its obligations under this Agreement as are to be performed at or before each such Representation Date, (iii) no stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Securities Act has been issued and no proceedings for such purpose are pending before or, to the knowledge of the Partnership, threatened by the Commission, (iv) each part of the Registration Statement and any amendment thereto, at the time it became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (v) the Prospectus, as amended or supplemented, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) since the respective dates as of which information is given in the Prospectus, as amended or supplemented, there has not been any change in the partnership interests, capital stock or long-term debt of the Partnership or any of its Subsidiaries that would constitute a material adverse change to the Partnership and its Subsidiaries taken as a whole or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, or results of operations of the Partnership and its Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, as amended or supplemented.

(j) All filings with respect to the Units required by Rule 424 of the Rules and Regulations to have been filed with the Commission by the Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 of the Rules and Regulations.

(k) The Units shall have been approved for listing on the Primary Stock Exchange, subject only to notice of issuance at or prior to the Settlement Date.

Section 7. Indemnification and Contribution. For purposes of this Section 7, “Prospectus Supplement” shall include any prospectus supplement relating to the Units filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

(a) The Partnership will indemnify and hold harmless each Manager, the directors, officers, employees and agents of any Manager and their respective affiliates and each person, if any, who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever (including the reasonable cost of investigation), to which each of the Managers or any such person may become subject with respect to the Units, (A) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement to such documents), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (B) resulting from the use of any “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) relating to the Units, whether or not filed by the Partnership or on its behalf;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Partnership; and

(iii) against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the Managers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that the indemnity set forth in this Section 7(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission contained in the Registration Statement or any Prospectus, or any prospectus other than the Prospectus (or any amendment or supplement to such documents) in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Manager expressly for use in the Registration Statement or any Prospectus, or prospectus other than the Prospectus (or any amendment or supplement to such documents).

(b) Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Partnership, the directors of the General Partner (and any other individual serving a similar function for the Partnership) and the respective officers of the General Partner and, if applicable, the Partnership, who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) (provided that, subject to Section 7(d) below, with respect to indemnification of the nature contemplated by Section 7(a)(ii), such indemnification by each Manager for a settlement of any such loss, liability, claim, damage and expense must be effected with the written consent of such affected Manager), as incurred, but only with respect to any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or any Prospectus, or prospectus, other than the Prospectus (or any amendment or supplement to such documents), in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Manager or expressly for use in the Registration Statement, the Basic Prospectus or any Prospectus, or prospectus, other than the Prospectus (or any amendment or supplement to such documents). The Partnership acknowledges that, except as may be agreed in writing between all the parties after the date of this Agreement, or by the Partnership with respect to such Manager, the only information furnished in writing by or on behalf of the Managers for inclusion in the Registration Statement or the Prospectus, or prospectus, other than the Prospectus, or in any amendment or supplement thereto consists of the names of the Managers and the statement that such Manager will not engage in any transactions that stabilize the Common Units under the caption “Plan of Distribution” in the Prospectus Supplement.

(c) Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Managers, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Partnership; provided, however, that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action; provided, however, that the indemnifying party shall pay the fees and expenses of separate counsel for the indemnified party if (i) the indemnifying party has agreed to pay such fees and expenses or (ii) counsel for the indemnified party reasonably determines that representation of both the indemnifying party and the indemnified party by the same counsel would create a conflict of interest. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties (including any Managers) in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(e) If the indemnification provided for in this Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to in Section 7(a) or Section 7(b), as applicable, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Managers, on the other hand, from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and of any of the Managers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Managers, on the other hand, in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total Net Proceeds from the offering of the Units pursuant to this Agreement received by the Partnership, and the total compensation received by any of the Managers, in each case as provided in Section 3(a)(v) or Section 3(b) and the relevant Terms Agreement, bear to the gross sales price of the Units sold by or through any of the Managers. The relative fault of the Partnership, on the one hand, and any of the Managers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or by any of the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7(e), each Manager shall not be required to contribute any amount in excess of the compensation received by it pursuant to this Agreement, as determined in accordance with Section 3(a)(v) or Section 3(b) and the relevant Terms Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(e), each person, if any, who controls any Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as such Manager; and each director and officer of the General Partner or, if applicable, the Partnership, and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Partnership.

The obligations of the parties under this Section 7(e) shall be in addition to any liability which the parties may otherwise have.

Section 8. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements of the parties contained in Section 7 and the warranties and representations of the Partnership contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any of the Managers, its partners, directors, officers or any person (including each partner, officer or director of such person) who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership, its directors, officers or any person who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.

Section 9. Termination.

(a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through any of the Managers for the Partnership, the obligations of the Partnership, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination, and (ii) the reimbursement, indemnification and contribution agreements contained in Section 5 and Section 7, the provisions of Section 8, Section 10, Section 11, Section 13, Section 17 and Section 18 hereof, and (A) the representations and warranties and (B) the covenants and agreements of the Partnership in this Agreement shall remain in full force and effect regardless of any termination of this Agreement.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party.

(c) This Agreement shall remain in full force and effect until the earlier of (i) its termination pursuant to Section 9(a) above or the termination of all Managers’ obligations pursuant to Section 9(b) above or otherwise by mutual agreement of the parties and (ii) the sale of all of the Units authorized hereunder; provided, however, that any such termination shall in all cases be deemed to provide that Section 5, Section 7, Section 8, Section 10, Section 11, Section 13, Section 17 and Section 18 shall remain in full force and effect, unless otherwise agreed by the parties.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Units sold prior to such termination, such sale shall settle in accordance with the provisions of Section 3(a)(vi) or Section 3(b) of this Agreement and the relevant Terms Agreement.

Section 10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to each Manager, shall be sufficient in all respects if delivered or sent to:

RBC Capital Markets, LLC

200 Vesey Street

Three World Financial Center

New York, New York 10281

BNP Paribas Securities Corp.

787 7th Avenue

New York, NY 10019

Attention: Damir Tanovic (email: damir.tanovic@us.bnpparibas.com)

Capital One Securities, Inc.

1000 Louisiana St., Suite 2950

Houston, Texas 77002

Attention: Wesley Fontana, Equity Syndicate Department

Deutsche Bank Securities Inc.

60 Wall Street, 36th Floor

New York, New York 10005

Attention: General Counsel, (fax no.: (212) 797-4564)

DNB Markets, Inc.

200 Park Avenue, 31st Floor

New York, New York 10166

Fifth Third Securities, Inc.

38 Fountain Square Plaza

Maildrop: 10AT76

Attention: Legal Department

Cincinnati, Ohio 45263

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Attention: Equity Capital Markets (fax 212-225-6550)

SMBC Nikko Securities America,

Inc. 277 Park Avenue, 5th Floor

New York, New York 10172

and, if to the Partnership, it shall be sufficient in all respects if delivered or sent to:

Genesis Energy, L.P.

919 Milam

Suite 2100

Houston, Texas 77002

Attention: General Counsel

and, if Akin Gump Strauss Hauer & Feld, LLP is Partnership Counsel, to:

J. Vincent Kendrick

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street

44th Floor

Houston, Texas 77002-5200.

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

Section 11. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Managers and the Partnership and to the extent provided in Section 7 the controlling persons, directors, officers and affiliates referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any Manager) shall acquire or have any right under or by virtue of this Agreement.

Section 12. [Intentionally Omitted]

Section 13. No Fiduciary Relationship. The Partnership hereby acknowledges that each of the Managers is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities. The Partnership further acknowledges that each of the Managers is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that any Manager act or be responsible as a fiduciary to the Partnership, its management, security holders or creditors or any other person in connection with any activity that any of the Managers may undertake or has undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. The Managers hereby expressly disclaim any fiduciary or similar obligations to the Partnership, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership hereby confirms its understanding and agreement to that effect. The Partnership and the Managers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by any Manager to the Partnership regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership. The Partnership hereby waives and releases, to the fullest extent permitted by Law, any claims that the Partnership may have against any Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

Section 14. Adjustments for Unit Splits. The parties acknowledge and agree that all unit-related numbers contained in this Agreement shall be adjusted to take into account any unit split effected with respect to the Units.

Section 15. Entire Agreement. Other than the terms set forth in any Transaction Proposal or any Term Agreement, this Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

Section 16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

Section 17. Law; Construction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

Section 18. Waiver of Jury Trial; Submission to Jurisdiction. Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership and each of the Mangers consent to the jurisdiction of such courts and personal service with respect thereto. The Partnership hereby consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any Manager or any indemnified party. Each of the Managers and the Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its unitholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership and may be enforced in any other courts to the jurisdiction of which the Partnership is or may be subject, by suit upon such judgment.

Section 19. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

Section 20. Successors and Assigns; Amendment. This Agreement shall be binding upon the Managers and the Partnership and their respective successors and assigns and any successor or assign of any substantial portion of the Partnership’s and each of the Managers’ respective businesses and/or assets. This Agreement may be amended or modified with the written consent of the Partnership and the Managers; provided, however, that (i) the Partnership may amend this Agreement without the consent of any Manager solely to join Additional Managers hereto (and to provide such Additional Managers with such opinions, accountants’ letters, certificates and such other documents and instruments as may be requested by such

Additional Managers in connection with the appointment of such persons as Managers hereunder) and (ii) no amendment or modification to this Agreement may reduce or limit the rights of any Manager under this Agreement or increase the liabilities or obligations of any Manager under this Agreement without such affected Manager’s written consent.

Section 21. Action by Managers. Unless otherwise expressly provided in this Agreement, any action to be taken or omitted to be taken, any consent, approval, or notice to be given, and any request to be made by the Managers shall require the consent of at least a majority of such Managers.

Section 22. Construction. References herein to information or matters “set forth,” “disclosed,” “contained” or words of similar import in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, or the Prospectus include information or matters incorporated by reference therein. As used in this Agreement, “business day” shall mean a day on which the Primary Stock Exchange is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

[The remainder of this page is intentionally left blank.]

GENESIS ENERGY, L.P.

By:	Genesis Energy, LLC, its general partner

	By:	/s/ Robert V. Deere
	Printed Name:	Robert V. Deere
	Title:	Chief Financial Officer

Signature Page to

Genesis Equity Distribution Agreement

RBC CAPITAL MARKETS, LLC

By:	/s/ Michael Davis
Printed Name:	Michael Davis
Title:	Managing Director

Signature Page to

Genesis Equity Distribution Agreement

BNP PARIBAS SECURITIES CORP.

By:	/s/ Frederick J. Fiddle
Printed Name:	Frederick J. Fiddle
Title:	Managing Director

Signature Page to

Genesis Equity Distribution Agreement

CAPITAL ONE SECURITIES, INC

By:	/s/ W. Fontana
Printed Name:	Wesley Fontana
Title:	Senior Director

Signature Page to

Genesis Equity Distribution Agreement

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Francis Windels
Printed Name:	Francis Windels
Title:	Managing Director

By:	/s/ Stephen Lambrix
Printed Name:	Stephen Lambrix
Title:	Director

Signature Page to

Genesis Equity Distribution Agreement

DNB MARKETS, INC.

By:	/s/ David Lawrence
Printed Name:	Daivd Lawrence
Title:	Managing Director

By:	/s/ Daniel M. Hochstadt
Printed Name:	Daniel M. Hochstadt
Title:	Managing Director

Signature Page to

Genesis Equity Distribution Agreement

FIFTH THIRD SECURITIES, INC.

By:	/s/ Michael Ryan
Printed Name:	Michael Ryan
Title:	Managing Director

Signature Page to

Genesis Equity Distribution Agreement

SCOTIA CAPITAL (USA) INC.

By:	/s/ Joshua Weismer
Printed Name:	Joshua Weismer
Title:	Managing Director

Signature Page to

Genesis Equity Distribution Agreement

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michelle Petropoulos
Printed Name:	Michelle Petropoulos
Title:	Managing Director

Signature Page to

Genesis Equity Distribution Agreement

Schedule A

SIGNIFICANT SUBSIDIARIES AS OF THE DATE HEREOF

1.	Genesis Crude Oil, L.P.

2.	Genesis Offshore Holdings, LLC

3.	Genesis Davison, LLC

4.	Davison Petroleum Supply, LLC

5.	TDC, L.L.C.

6.	Manta Ray Gathering Company, L.L.C.

7.	Southeast Keathley Canyon Pipeline Company, LLC

8.	GEL Sekco, LLC

9.	Genesis Sekco, LLC

10.	Cameron Highway Oil Pipeline Company, LLC

11.	Genesis CHOPS I, LLC

12.	Cameron Highway Pipeline I, L.P.

13.	Genesis Marine, LLC

Schedule B

AUTHORIZED PARTNERSHIP REPRESENTATIVES

Grant E. Sims

Chief Executive Officer

Telephone: 713-860-2525

Fax:            713-860-2640

Exhibit A

FORM OF OPINION OF PARTNERSHIP COUNSEL

1.	(a) The General Partner is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware.

(b) The Partnership is validly existing as a limited partnership and is in good standing under the laws of the State of Delaware.

(c) Manta Ray Gathering Company, L.L.C. (“Manta Ray”) is validly existing as a limited liability company with the right to transact business in the State of Texas under the laws of the State of Texas.

(d) Each Significant Subsidiary, other than Manta Ray, is validly existing as a limited liability company or limited partnership, as applicable, in good standing under the laws of the State of Delaware.

(e) Each of the Partnership Entities is duly qualified (or, in the case of the State of Texas has the right to transact business) as a foreign limited liability company or limited partnership, as applicable, in the jurisdictions so identified on Schedule B to such opinion. Each of the Partnership Entities has all requisite entity power to own its respective properties and conduct its business, in each case in all material respects, as described in the Prospectus. The Partnership has the partnership power and authority necessary to execute and deliver, and incur and perform any obligations it may have under, the Agreement and the Partnership Agreement. The General Partner has the limited liability company power and authority necessary to act as the general partner of the Partnership.

2.	As of the Commencement Date, the issued and outstanding limited partner interests of the Partnership (prior to the issuance of any Units pursuant to the Agreement) consist of 109,939,221 Common Units and 39,997 Common Units - Class B (“Class B Units”). All outstanding Common Units and Class B Units and, in each case, the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

3.	The Units to be issued by the Partnership and sold pursuant to the Agreement and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

4.	The General Partner (i) is the sole general partner of the Partnership and owns (of record) a non-economic general partner interest in the Partnership and (ii) is the sole general partner of Genesis Crude Oil, L.P., a Delaware limited partnership (the “Operating Partnership”), and owns (of record) a 0.01% general partner interest in the Operating Partnership. Other than the general partner interests described in the preceding sentence, with respect to each Significant Subsidiary, the respective “Owning Entity” specified on Exhibit D to such opinion next to such Significant Subsidiary owns (of record) 100% of the limited partner interest, limited liability company interest or other equity interest in such Significant Subsidiary. Each such general partner interest, limited partner interest, limited liability company interest and other equity interest has been duly authorized and validly issued in accordance with the Constitutive Documents of the Partnership and each respective Significant Subsidiary, is fully paid (to the extent required under its respective Constitutive Documents) and non-assessable (except (x) with respect to those Significant Subsidiaries that are Delaware limited partnerships, as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, (y) with respect to those Significant Subsidiaries that are Delaware limited liability companies, as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), or (z) with respect to Manta Ray, as such nonassessability may be affected by Sections 101.206 and 101.613 of the Texas Business Organizations Code (the “Texas BOC”)), and, in each case, is owned as specified in the three preceding sentences, free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner or respective Owning Entity as a “debtor” was on file as of [●] in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those (A) created under the Delaware LP Act or the Delaware LLC Act, (B) created in connection with the Partnership’s or the Significant Subsidiaries’ credit facilities constituting SEC Documents, (C) created by the Constitutive Documents of the Partnership Entities or (D) as disclosed in the Prospectus.

5.	Except as described in the Prospectus or, in the case of transfer restrictions, options to purchase, other rights to subscribe or to purchase, voting restrictions and preemptive rights, created by the Constitutive Documents of any Partnership Entity, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in any Partnership Entity pursuant to any Constitutive Document of any Partnership Entity or any other SEC Document, other than those restrictions upon the transfer of equity interests created in connection with the Partnership’s or the Significant Subsidiaries’ credit facilities and indentures (including supplements thereto) constituting SEC Documents. Neither (i) the filing of the Registration Statement nor (ii) the offering or sale of the Units as contemplated by the Agreement gives rise under any SEC Document to any rights for or relating to the registration under the Securities Act of any Common Units or other securities of any Partnership Entity other than those that either have been waived or are described in the Prospectus.

6.	The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in the Agreement and the Partnership Agreement.

7.	The Agreement has been duly authorized, executed and delivered by the Partnership.

8.	The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms.

9.	None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Agreement by the Partnership or the performance of the actions required to be taken by the Partnership pursuant to the Agreement conflicts or will conflict with or constitute or will constitute a breach or violation of or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, or results or will result in the creation or imposition of any lien, charge, claim, encumbrance or other security interest upon any property or assets of any of the Partnership Entities (other than those created in connection with the Partnership’s or the Significant Subsidiaries’ credit facilities constituting SEC Documents) pursuant to, (i) any Constitutive Document of any of the Partnership Entities, (ii) any SEC Document, (iii) the Delaware LP Act, the Delaware LLC Act, or federal law or (iv) any order, judgment, decree or injunction of any court or governmental agency or body known to us directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal securities laws and other anti-fraud laws.

10.	No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court or governmental agency or body under the Delaware LP Act, the Delaware LLC Act or federal law is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Agreement by the Partnership or the performance of the actions required to be taken by the Partnership pursuant to the Agreement, other than (i) such consents required under state securities or “Blue Sky” laws, (ii) such consents that have been obtained or made, and (iii) filings with the Commission required in the performance by the Partnership of its obligations under Section 2(a), (b) and (c), Section 4(a), (c), (d), (f), (g), and (i), and Section 6(j) of the Agreement.

11.

The statements set forth in the Prospectus under the captions “Description of Our Equity Securities - Our Common Units,” “Cash Distribution Policy,” “Description of Our Partnership Agreement,” “Certain United States Federal Income Tax Considerations” and “Material Income Tax Consequences” insofar as they summarize any agreement, statute or regulation or refer to statements of law or legal conclusions, are accurate and fair summaries in all material respects; and the Common Units (including the Units) conform in all material respects to the descriptions thereof contained in the Prospectus under the captions “Description of Our Equity Securities - Our Common Units,” “Cash Distribution Policy,” and “Description of Our Partnership Agreement.”

12.	The Registration Statement was declared effective under the Securities Act on August 6, 2014; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such rule.

13.	None of the Partnership Entities is an “investment company,” within the meaning of the Investment Company Act.

For purposes of this letter, we have assumed the information in the Prospectus Supplement of the type referred to in Rule 430B(f)(1) of the General Rules and Regulations under the Securities Act was deemed to be a part of and included in the Registration Statement pursuant to such Rule 430B(f)(1) as of the date of the Agreement; such date (the “Specified Effective Date”), in accordance with said Rule 430B(f), constitutes a new effective date with respect to such portions of the Registration Statement as provided for therein. Our identification of documents and information as part of the Prospectus has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this letter and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial and accounting information, and because many determinations involved in the preparation of the Registration Statement and the Prospectus are of a wholly or partially non-legal character, except as expressly set forth in paragraph (11) of this letter, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus, and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

However, in the course of our acting as counsel to the Partnership in connection with the preparation of the Registration Statement and the Prospectus, we have reviewed each such document and have participated in conferences and telephone conversations with representatives of the Partnership, representatives of the independent public accountants for the Partnership, representatives of the Managers and representatives of the Managers’ counsel, during which conferences and conversations the contents of such documents and related matters were discussed.

Based on our participation in such conferences and conversations, our review of the documents described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a) Each of the Registration Statement (as of the date of the Agreement) and the Prospectus (as of its date) appeared on its face to be appropriately responsive in all material respects with the requirements of the Securities Act except that we express no view as to the antifraud provisions of the Securities Act or the financial statements, the notes and schedules thereto and other financial and accounting information included or incorporated by reference in the Registration Statement or the Prospectus. The Incorporated Documents, at the time that they were filed (other than the financial statements, the notes and schedules thereto and other financial and accounting information included in the Incorporated Documents, as to which we express no opinion), appear on their face to comply as to form in all material respects with the requirements of the Exchange Act, except that we express no view as to the antifraud provisions of the Exchange Act. We have no knowledge of any documents that are required to be filed under the Securities Act (but are not filed) as exhibits to the Registration Statement, or of any documents that are required under the Securities Act to be (but are not) summarized in the Prospectus, except, in each case, we express no view as to (i) the antifraud provisions of the Securities Act and (ii) the financial statements, the notes and schedules thereto and other financial and accounting information so required to be filed or summarized.

(b) No information has come to our attention that causes us to believe that (i) the Registration Statement as of the Specified Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i) and (ii) above, we do not express any view as to the financial statements, the notes and schedules thereto and other financial and accounting information contained or incorporated by reference therein.

When used in this opinion letter, the phrases “known to us”, “to our actual knowledge” and similar phrases (i) mean the actual knowledge of facts or other information by (a) the lawyer in our firm who signed this opinion letter, (b) any lawyer in our firm actively involved in negotiating and preparing the Agreement, the Registration Statement, or the Prospectus, (c) solely as to information relevant to a particular opinion, issue or confirmation regarding a particular factual matter, any lawyer in our firm who is primarily responsible for that particular opinion, issue or confirmation and (d) any lawyer in our firm actively involved in matters involving the Partnership Entities during the past twenty-four months, and (ii) do not require or imply that any inquiry be made of the client, any lawyer (other than the lawyers described above), or any other person or entity, other than as described in the fourth paragraph of such opinion letter.

Exhibit B

FORM OF OPINION OF IN-HOUSE COUNSEL

To my knowledge, there are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Prospectus, as amended or supplemented to and including the date hereof, but are not so described as required.

Exhibit C

FORM OF OPINION OF PARTNERSHIP LOCAL COUNSEL

1.	Red River Terminals, L.L.C. is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana. TDC, L.L.C. is a limited liability company validly existing and in good standing under the laws of the State of Louisiana.

2.	Each of Red River Terminals, L.L.C. and TDC, L.L.C. has the power and authority to own its respective properties and conduct its business in each case in all material respects, as described in the Prospectus (as amended or supplemented).

3.	The execution of the Agreement by the Partnership, and the consummation of the transactions by the Partnership contemplated by the Agreement does not constitute a breach of, or default under, the respective articles of organization of Red River Terminals, L.L.C. and TDC, L.L.C. or the Operating Agreement of TDC, L.L.C. and the Amended and Restated Operating Agreement of Red River Terminals, L.L.C., as subsidiaries of the Partnership.

4.	The membership interests of Red River Terminals, L.L.C. and TDC, L.L.C. are validly authorized, issued, fully paid, non-assessable equity interests.

5.	The execution of the Agreement by the Partnership, and the consummation of the transactions by the Partnership contemplated by the Agreement do not create any security interest in, or lien, claim, charge or encumbrance upon, any property or assets, pursuant to the respective articles of organization of Red River Terminals, L.L.C. and TDC, L.L.C., the Amended and Restated Operating Agreement of Red River Terminals, L.L.C., or the laws of the State of Louisiana.

6.	The execution of the Agreement by the Partnership, and the consummation of the transactions by the Partnership contemplated by the Agreement, as applicable to Red River Terminals, L.L.C. and TDC, L.L.C., does not constitute a breach of, or default under, any State of Louisiana statute, rule, or regulation of general applicability which, in our experience, is normally applicable to transactions of the type contemplated by the Agreement.

Exhibit D

FORM OF TRANSACTION PROPOSAL

See attached.

[Partnership Letterhead]

[●], 20[●]

Manager

[●]

[●]

[●]

TRANSACTION PROPOSAL

Ladies and Gentlemen:

The purpose of this Transaction Proposal is to propose certain terms of a proposed transaction to be entered into with [●] under, and pursuant to, that certain Equity Distribution Agreement, dated as of June 27, 2016, by and among the Partnership and RBC Capital Markets, LLC, BNP Paribas Securities Corp., Capital One Securities, Inc., Deutsche Bank Securities Inc., DNB Markets, Inc., Fifth Third Securities, Inc., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc. (the “Agreement”). Please indicate your acceptance of the proposed terms below. Upon acceptance, this Transaction Proposal shall supplement, form a part of, and be subject to, the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The terms of the proposed transaction are as follows:

Trading Day(s) on which Common Units may be Sold:	[●], 20[●], [●], 20[●] . . . [●], 20[●]

Maximum Number of Common Units to be Sold in the Aggregate:	[●] Units

Maximum Number of Common Units to be Sold on each Trading Day:	[●] Units

Floor Price:	USD [●]

[Remainder of Page Intentionally Blank]

GENESIS ENERGY, L.P.

By:	Genesis Energy, LLC, its general partner

By:
Printed Name:
Title:

ACCEPTED AND AGREED AS OF
THE DATE FIRST ABOVE WRITTEN:

[●]

By:
Printed Name:
Title: